EXHIBIT 32.2

CERTIFICATION-PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

The undersigned as Chief Financial Officer of Advaxis, Inc. (the “Company”), does hereby certify that the foregoing Quarterly Report on Form 10-Q of the Company for the quarter ended January 31, 2020:

(1)	Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	Fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 13, 2020

/s/ Molly Henderson
Molly Henderson
Executive Vice President, Chief Financial Officer